Exhibit 8.1

ZIM - List of Subsidiaries and Entities in which the Company has ownership rights - December 31, 2021
Name of Entity	Jurisdiction of Incorporation or Organization
Alhoutyam Ltd.	Israel
Arebee Star Maritime Co. Ltd.	India
Assessment Recoveries Limited	Jamaica
Astrix Ltd.	Seychelles
Beit Yacov in the name of Yacov Caspi deceased Ltd.	Israel
Belstar Denizcilik Ve Tasimacilik Anonim Sirketi	Turkey
Bulk Carriers Corporation Ltd.	Israel
Bulk Ocean Transport Inc.	Liberia
Bulk Transport Corporation	Liberia
Carib Star Shipping Ltd.	Jamaica
DP World Tarragona S.A.	Spain
Etablissement Astarta	Liechtenstein
Etablissement Neptune Shipping	Liechtenstein
Expanso Forwarding B.V.	Netherlands
Findar Corporation	Liberia
Gal Marine Ltd.	Israel
Global Logistics Solutions Ltd.	St. Lucia
Gold Maritime Co. Ltd.	Japan
Gold Star Line Ltd.*	Hong Kong
Gold Star Lines (Mauritius) Ltd.**	Mauritius
Gold Star Lines (S) Ltd.	Seychelles
GSL Africa Limited	Liberia
Haifa Tankers Ltd.	Israel
Hellastir Shipping Enterprise Ltd.	Greece
Horizon Shipping Inc.	Marshall Islands
Intermodal Shipping Agencies (Ghana) Ltd.	Ghana
Itea Shipping Inc.	Liberia
Jamaica Container Repair Services Ltd.	Jamaica
Jamaica International Free Zone Development Ltd.	Jamaica
Kingston Logistics Center Ltd.	Jamaica
KLC Panama Logistics S.A.	Panama
Ladingo Ltd.	Israel
Lagos & Niger Shipping Agencies Ltd.	Nigeria

Laurel Navigation (Mauritius) Ltd.**	Mauritius
Liberty Ships Inc.	Liberia
Maritime Agencies Ltd.**	Mauritius
Marine Mutual Services (Nigeria) Ltd.	Nigeria
Marine Shipp Fast (Canada) Inc.	Canada
Marine Shipp Fast (Vietnam) Company Limited	Vietnam
Marine Shipp Fast China Co. Ltd.	China
Marine Shipp Fast Ltd.	Israel
Newstar Agencies Sdn. Bhd.**	Malaysia
Nigerian Star Line Ltd.	Nigeria
Ocean Carrier Ltd.**	Seychelles
Ocean Navigation Services Ltd.**	Seychelles
OGY DOCS, INC.	USA
Omega Depot S.L.	Spain
Omer Shipping Inc.	Marshall Islands
Overseas Commerce Ltd.	Israel
Overseas Freighters Shipping Inc.	Phillipines
Pagan Steamship Corp. Ltd.	Bahamas
Petroleum Tankers Ltd.	Israel
Qingdao Lu Hai International Logistics Co. Ltd.	China
Ramon Financial Services Ltd.	United Kingdom
Ramon International Insurance Brokers Ltd.	United Kingdom
SAJE Logistics Infrastructure Limited	Jamaica
Searoute Trading Ltd.	Cyprus
Sela Technologies Ltd.	Israel
Seth Shipping Ltd.**	Mauritius
Seth Shipping (S) Ltd.	Seychelles
Shanghai Sino-Star International Shipping Agency Co. Ltd.	China
Shoham Maritime Services Ltd.	Israel
Sodyo Ltd.	Israel
Star Brasil Servicos Logisticos Ltda.	Brazil
Star East Africa Co.	Liberia
Star Lanka Shipping (Private) Ltd.	Sri Lanka

Star Logistics Holding Company B.V.	Netherlands
Star Shipping Argentina S.A.	Argentine
Star Shipping Services (HK) Ltd.	Hong Kong
Star Shipping Services (India) Private Ltd.**	India
Startrans Internationale Transporte	Germany
Stellahaven Expeditiebedrijf N.V.	Belgium
Swiflet Ltd.	Seychelles
Tan Cang Shipping Warehouse Service Company Ltd.	Vietnam
The Maritime Educational & Training Authorities	Israel
Trident Shipping Line Ltd.	Bangladesh
Ymir International Ltd.	Liberia
ZIM (Thailand) Co. Ltd.	Thailand
ZIM American Integrated Shipping Services Co. LLC	USA
ZIM Asia Limited	Liberia
ZIM Asia LP (Limited Partnership)	Liberia
ZIM Atlantic Limited	Liberia
ZIM Atlantic LP (Limited Partnership)	Liberia
ZIM Australia Limited	Liberia
ZIM Australia LP (Limited Partnership)	Liberia
ZIM Belgium Nv	Belgium
ZIM China Limited	Liberia
ZIM China LP (Limited Partnership)	Liberia
ZIM Do Brasil Ltda.	Brazil
Zim France SAS	France
ZIM Germany GmbH & Co. KG	Germany
ZIM Iberia Limited	Liberia
ZIM Iberia LP (Limited Partnership)	Liberia
ZIM Integrated Shipping Agencies (HK) Ltd.	Hong Kong
ZIM Integrated Shipping Services (Australia) Pty Ltd.	Australia
ZIM Integrated Shipping Services (Canada) Co. Ltd.	Canada
ZIM Integrated Shipping Services (China) Co. Ltd.	China

ZIM Integrated Shipping Services (India) Private Ltd.	India
ZIM Integrated Shipping Services (Taiwan) Co. Ltd.	Taiwan
ZIM Integrated Shipping Services (Vietnam) LLC	Vietnam
ZIM Integrated Shipping Services Georgia Ltd.	Georgia
ZIM Integrated Shipping Services Hellas S.A.	Greece
ZIM Integrated Shipping Ukraine Services Ltd.	Ukraine
ZIM Israel (M. Dizengoff) Ltd.	Israel
ZIM Italia S.r.l.u.	Italy
ZIM Japan Co. Ltd.	Japan
ZIM Korea Ltd.	Korea
ZIM Logistics (China) Co. Ltd.	China
ZIM Logistics (HK) Co. Ltd.	Hong Kong
ZIM Logistics Canada (Co) Ltd.	Canada
ZIM Logistics S.E.A. Pte. Ltd.	Singapore
ZIM Logistics USA, LLC	USA
Zim Logistics Vietnam Co. Ltd.	Vietnam
ZIM Mexico Integrated Shipping Services S. de R. L. de C.V.	Mexico
ZIM Netherlands B.V.	Netherlands
ZIM New Zealand Limited	Liberia
ZIM New Zealand LP (Limited Partnership)	Liberia
ZIM Pacific Limited	Liberia
ZIM Pacific LP (Limited Partnership)	Liberia
ZIM Panama S.A	Panama
ZIM Poland Sp z.o.o	Poland
"ZIM Russia" Closed Joint-Stock Company	Russia
ZIM Shipping Market Investments Ltd.	Israel
ZIM Singapore PTE Ltd.	Singapore
ZIM Tanzania Ltd.	Tanzania
ZIM Trinidad	Trinidad
ZIM UK Ltd.	United Kingdom
ZIM Venezuela C.A.	Venezuela
ZIMARK Ltd.	Israel
ZIMrom Shipping S.R.L.	Romania
Ziss Capital S.L.	Spain
ZK CyberStar Ltd.	Israel
ZLN (India) Private Ltd.	India

*   Denotes a wholly-owned “significant subsidiary” of the registrant, as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.

** Held in trust for the benefit of the registrant. The registrant has the right to acquire 100% of such entity’s equity interests in its discretion.